UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2008
WESTERN DIGITAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-08703 (Commission File Number)	33-0956711 (I.R.S. Employer Identification No.)

20511 Lake Forest Drive Lake Forest, California (Address of Principal Executive Offices)		92630 (Zip Code)
(949) 672-7000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Credit Facility Overview
     On February 11, 2008, Western Digital Technologies, Inc. (“WDTI”), a wholly owned subsidiary of Western Digital Corporation (the “Company”), entered into a Credit Agreement (the “Credit Facility”) with JPMorgan Chase Bank, N.A., as administrative agent, Citigroup Global Markets Inc., as syndication agent, J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as arrangers, and Bank of America, N.A., HSBC Bank USA, National Association and The Royal Bank of Scotland plc, as co-documentation agents, and lenders party thereto.
     The Credit Facility provides for a $750 million unsecured loan consisting of a $500 million term loan facility and a $250 million revolving credit facility. The revolving credit facility includes borrowing capacity available for letters of credit and for short-term borrowings referred to as swingline. In addition, WDTI may elect to expand the Credit Facility by up to $250 million if existing or new lenders provide additional term or revolving commitments.
     All $750 million available under the Credit Facility was borrowed on February 11, 2008 and was used, together with additional cash from the accounts of WDTI, to repay in full the $760 million previously borrowed under the Bridge Facility (as defined and further described in Item 1.02 below) and to pay related fees and expenses.
     Interest Rate and Fees
     Borrowings under the Credit Facility bear interest at a rate equal to, at the option of WDTI, either (a) a LIBOR rate determined by reference to the cost of funds for Eurodollar deposits for the interest period relevant to such borrowing, adjusted for certain additional costs (the “Eurocurrency Rate”) or (b) a base rate determined by reference to the higher of (i) the federal funds rate plus 0.50% and (ii) the prime rate as announced by JPMorgan Chase Bank, N.A. (the “Base Rate”), in each case plus an applicable margin. The applicable margin for borrowings under the term loan facility ranges from 1.25% to 1.50% with respect to borrowings at the Eurocurrency Rate and 0.0% to 0.125% with respect to borrowings at the Base Rate. The applicable margin for revolving loan borrowings under the revolving credit facility ranges from 0.8% to 1.125% with respect to borrowings at the Eurocurrency Rate and 0.0% to 0.125% with respect to borrowings at the Base Rate. The applicable margins for borrowings under the Credit Facility are determined based upon a leverage ratio of the Company and its subsidiaries calculated on a consolidated basis.
     In addition to paying interest on outstanding principal under the Credit Facility, WDTI is required to pay a facility fee to the lenders under the revolving credit facility in respect of the aggregate revolving commitments thereunder. The facility fee rate ranges from 0.20% to 0.375% per annum and is determined based upon a leverage ratio of the Company and its subsidiaries calculated on a consolidated basis. WDTI is also required to pay letter of credit fees (a) to the revolving credit facility lenders on the aggregate face amount of all outstanding letters of credit equal to an applicable margin in effect with respect to the Eurocurrency Rate borrowings under the revolving credit facility and (b) to the letter of credit issuer computed at a rate equal to 0.125% per annum on the face amount of the letter of credit, plus such letter of credit issuer’s customary documentary and processing fees and charges.
     Amortization
     Beginning on June 30, 2009, WDTI is required under the term loan facility to make regularly scheduled payments of principal in quarterly installments equal to a percentage of the original principal amount of the term loan as follows: 3.75% per quarter for each of the four quarters ended June 30, 2009, September 30, 2009, December 31, 2009 and March 31, 2010, 5% per quarter for each of the four quarters ended June 30, 2010, September 30, 2010, December 31, 2010 and March 31, 2011, 6.25% per quarter for each of the four quarters ended June 30, 2011, September 30, 2011, December 31, 2011 and March 31, 2012, and 10% per quarter for each of the three quarters ended June 30, 2012, September 30,

2012 and December 31, 2012, with the balance due and payable at maturity on February 11, 2013.
     Certain Covenants and Events of Default
     The Credit Facility requires WDTI to comply with a leverage ratio and an interest coverage ratio calculated on a consolidated basis for the Company and its subsidiaries. In addition, the Credit Facility contains customary covenants, including covenants that limit or restrict WDTI’s and its subsidiaries’ ability to: incur liens, incur indebtedness, make certain restricted payments, merge or consolidate and enter into certain speculative hedging arrangements. Upon the occurrence of an event of default under the Credit Facility, the lenders may cease making loans, terminate the Credit Facility and declare all amounts outstanding to be immediately due and payable. The Credit Facility specifies a number of events of default (some of which are subject to applicable grace or cure periods), including, among other things, non-payment defaults, covenant defaults, cross-defaults to other material indebtedness, bankruptcy and insolvency defaults and material judgment defaults.
     Guarantees
     The obligations of WDTI under the Credit Facility are guarantied by the Company and WDTI’s wholly-owned subsidiary, WD Media, Inc.
     Certain Relationships
     The agents and arrangers (and their respective subsidiaries or affiliates) under the Credit Facility have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, hedging, leasing, trust and advisory services to the Company, its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Company, its subsidiaries or affiliates, for such services.
     The foregoing description of the Credit Facility is not complete and is qualified in its entirety by reference to the Credit Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement.
     As previously described in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 31, 2007, which description is incorporated by reference herein pursuant to General Instruction B.3 of Form 8-K, the Company entered into a credit agreement on August 30, 2007 with Goldman Sachs Credit Partners L.P., as administrative agent, Citicorp Global Capital Markets and JPMorgan Chase Bank, N.A., as co-syndication agents, and Goldman Sachs Credit Partners L.P., Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as arrangers, that provided for a $1.25 billion unsecured bridge loan (such credit agreement, as amended on November 5, 2007, is referred to herein as the “Bridge Facility”).
     On February 7, 2008, WDTI delivered notice to the administrative agent under the Bridge Facility of its intent to terminate the Bridge Facility concurrent with entering into the Credit Facility and repaying all amounts owed under the Bridge Facility (the “Termination Notice”). Accordingly, effective upon the Company’s repayment of the $760 million previously borrowed under the Bridge Facility, together with related fees and expenses that were not material, the Bridge Facility terminated on February 11, 2008. WDTI will have no further obligations under the Bridge Facility, other than certain indemnification obligations. A copy of the Termination Notice is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On February 11, 2008, WDTI borrowed an aggregate of approximately $750 million under the Credit Facility for the purpose of repaying $750 million of the $760 million previously borrowed under the Bridge Facility.
     The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
10.1	Credit Agreement, dated February 11, 2008, among Western Digital Technologies, Inc.; lenders party thereto; JPMorgan Chase Bank, N.A., as administrative agent; Citigroup Global Markets Inc., as syndication agent; J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as arrangers; and Bank of America, N.A., HSBC Bank USA, National Association and The Royal Bank of Scotland plc, as co-documentation agents.
10.2	Notice of Termination of Bridge Credit Facility, dated February 7, 2008, given by Western Digital Technologies, Inc. to Goldman Sachs Credit Partners L.P. and JPMorgan Chase Bank, N.A.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN DIGITAL CORPORATION (Registrant)
Date: February 12, 2008	By:	/s/ Raymond M. Bukaty
Raymond M. Bukaty
Senior Vice President, Administration, General Counsel and Secretary

Exhibit Index

Exhibit
Number	Description
10.1	Credit Agreement, dated February 11, 2008, among Western Digital Technologies, Inc.; lenders party thereto; JPMorgan Chase Bank, N.A., as administrative agent; Citigroup Global Markets Inc., as syndication agent; J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as arrangers, and Bank of America, N.A., HSBC Bank USA, National Association and The Royal Bank of Scotland plc, as co-documentation agents
10.2	Notice of Termination of Bridge Credit Facility, dated February 7, 2008, given by Western Digital Technologies, Inc. to Goldman Sachs Credit Partners L.P. and JPMorgan Chase Bank, N.A.